UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2021

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
Delaware (QualityTech, LP)	333-201810	27-0707288
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Jon D. Greaves

On January 12, 2021, Jon D. Greaves, Chief Technology Officer of QTS Realty Trust, Inc. (the “Company”) and QualityTech, LP (the “Operating Partnership”), and the Company agreed that effective February 1, 2021 (the “Transition Date”), Jon D. Greaves will transition from his current position to the position of Executive Vice President of Quality Special Operations. In his new position, Mr. Greaves will have primary oversight responsibility for the Company’s federal service delivery and strategy and will also support the new Chief Technology Officer on the Company’s broader technology and service delivery functions, including direct customer and partner engagement. Mr. Greaves’ current base salary and benefit levels will continue until the Transition Date.

In connection with his transition, on January 13, 2021, the Company, the Operating Partnership and Quality Technology Services, LLC entered into a new employment agreement (the “Employment Agreement”) with Mr. Greaves that will become effective on February 1, 2021 and will supersede and terminate his current employment agreement. Under the Employment Agreement, Mr. Greaves will serve as Executive Vice President of Quality Special Operations of the Company and the Operating Partnership. The Employment Agreement provides for an initial term of two years, expiring February 1, 2023, with automatic renewal terms of two years each unless either party gives a non-renewal notice within a specified time frame. The Employment Agreement provides for a base salary of $300,000 and a bonus opportunity for threshold performance targeted at 50% of base salary (with additional amounts being paid for exceptional performance as determined by the Compensation Committee of the Board of Directors of the Company), four weeks paid vacation and certain other benefits. In addition, the Employment Agreement provides that the executive will be eligible to receive grants of equity awards, typically subject to a three-year time-based vesting, with a target award value of 100% of the executive’s base salary. A performance-based component with a different vesting schedule also may be included in the grants of equity awards. For the avoidance of doubt, Mr. Greaves also remains eligible to receive any bonus equity awards earned under his prior employment agreement for performance in 2020 that are scheduled to be paid or awarded, as applicable, in 2021.

The Employment Agreement provides that if the executive’s employment is terminated by the Company without “cause” (including nonrenewal by the Company of the Employment Agreement upon expiration) or by the executive for “good reason,” the executive will, upon execution of a release reasonably acceptable to the Company, be eligible to receive the following severance benefits in addition to his “accrued compensation”:

•	one year of base pay plus the target bonus in effect on the termination date;
•	all bonus amounts earned but not yet paid for the year prior to the year in which the termination date occurs;
•	full vesting of any equity awards that would otherwise vest during the then-current term of the Employment Agreement;
•	reimbursement for premiums for 18 months of COBRA coverage if the executive elects COBRA coverage; and
•	outplacement services and support for a period of one year.

However, if any such termination occurs within two years following a “change in control,” the executive will be eligible to receive the following benefits (in lieu of the benefits listed above) in addition to his “accrued compensation”:

•	an amount equal to the sum of (A) two times his base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus on date of termination or date of change in control, whichever is higher, calculated based on maximum bonus available assuming all performance goals are fully met;

•	reimbursement of the cost of health, disability and accidental death and dismemberment insurance in an amount not less than that provided at the time of the executive’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the executive becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination; and

•	one year of outplacement services and support.

In addition, if the Employment Agreement is terminated following death or disability of the executive, the executive will be eligible to receive all “accrued compensation” and, if not previously vested in full, all equity awards granted to the executive will fully vest as of the termination date.

In the event the Employment Agreement is terminated by the Company with “cause” or by the executive without “good reason,” the Company will be obligated to pay the executive all “accrued compensation.”

The Employment Agreement generally defines:

•	“change in control” as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than current stockholders of the Company, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 25% or more of the then-combined voting power of the Company’s then-outstanding voting securities, (ii) individuals who, at the beginning of any 12-month period, constitute the Company’s board of directors cease for any reason to constitute a majority of the Company’s board of directors at the end of such 12-month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 75% of the Company’s (or surviving entity’s) voting securities after the transaction, or (iv) a sale of all or substantially all of Company’s assets in one transaction or a series of transactions over a 12-month period;

•	“cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime involving dishonesty or moral turpitude; (ii) any commission by the executive of an act of dishonesty, theft, fraud or embezzlement; or (iii) any willful act that has a significant adverse effect on the Company’s reputation;

•	“good reason” as (i) a material diminution in the executive’s authority, duties or responsibilities, or any significant adverse change in his title, as identified above, (ii) a material diminution in the executive’s base compensation, as in effect from time to time; (iii) movement of the executive’s place of employment more than fifty miles from his assigned location, or (iv) the failure of any successor to the Company to assume the Employment Agreement; and

•	“accrued compensation” as (i) the executive’s salary through the termination date to the extent not theretofore paid, (ii) the amount of any accrued but unused vacation pay, (iii) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement, in each case consistent with the policy for such reimbursements, and (iv) any performance or discretionary bonus earned or declared for a bonus period ending before the termination date but not yet paid.

The Employment Agreement includes a non-compete covenant providing that during the term and for a period of one year following termination, the executive may not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed or cloud services, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any direct or indirect interests in any data center facilities, colocation facilities or managed or cloud service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, the Employment Agreement provides that, during the term and for a one-year period following termination, the executive will not solicit any of the Company’s customers for data center space within the United States, encourage any of the Company’s customers to reduce their patronage of the Company, solicit or hire, other than clerical employees, any of the Company’s current employees or independent contractors (or authorize or knowingly cooperate with other persons taking such action ) or former employees or independent contractors who left employment within the prior year, or encourage any of the Company’s employees to leave their employment with us. Finally, the Employment Agreement includes a confidentiality covenant on the part of the executive and a covenant that both the Company and the executive agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

Appointment of Brent Bensten

On January 13, 2021, the Company announced that Brent Bensten, 43, will succeed Mr. Greaves as Chief Technology Officer of the Company and the Operating Partnership effective February 1, 2021. Mr. Bensten currently serves as the Company’s Executive Vice President of Architecture and Development. Mr. Bensten joined the Company in 2015 and has more than 20 years of experience in technology and data center operations leadership roles. During his tenure at the Company, Mr. Bensten has overseen the core initiative of digitizing the Company’s internal and external systems and processes. Mr. Bensten has also led the development and implementation of the Company’s innovative Service Delivery Platform (SDP), the industry’s first software-defined orchestration platform.

On January 13, 2021, the Company issued a press release announcing the matters described above. The Company’s press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

          (d)  Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated January 13, 2021, among Jon D. Greaves and QTS Realty Trust, Inc., QualityTech, LP and Quality Technology Services, LLC
99.1	Press release dated January 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

January 13, 2021	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel

QualityTech, LP

January 13, 2021	By: QTS Realty Trust, Inc.,
its general partner

	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel